EXHIBIT 12

FLORIDA POWER & LIGHT COMPANY AND SUBSIDIARIES
           COMPUTATION OF RATIOS
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                                                                                       Six Months Ended
                                                                                         June 30, 1994
                                                                                    (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ........................................................................      $251,542
  Income taxes ......................................................................       142,712
  Fixed charges, as below ...........................................................       157,596

    Total earnings, as defined ......................................................      $551,850

Fixed charges, as defined:
  Interest expense ..................................................................      $147,803
  Rental interest factor ............................................................         4,751
  Fixed charges included in nuclear fuel cost .......................................         5,042

    Total fixed charges, as defined .................................................      $157,596

Ratio of earnings to fixed charges ..................................................          3.50




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Earnings, as defined:
  Net income ........................................................................      $251,542
  Income taxes ......................................................................       142,712
  Fixed charges, as below ...........................................................       157,596

    Total earnings, as defined ......................................................      $551,850

Fixed charges, as defined:
  Interest expense ..................................................................      $147,803
  Rental interest factor ............................................................         4,751
  Fixed charges included in nuclear fuel cost .......................................         5,042

    Total fixed charges, as defined .................................................       157,596

Non-tax deductible preferred stock dividend requirements ............................        19,808
Ratio of income before income taxes to net income ...................................          1.57

Preferred stock dividend requirements before income taxes ...........................        31,099

Combined fixed charges and preferred stock dividend requirements ....................      $188,695

Ratio of earnings to combined fixed charges and preferred stock
    dividend requirements............................................................          2.92
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